Exhibit 10.1

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of [•], 2021 (this “Agreement”), is made and entered into by and among Desktop Metal, Inc., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and the undersigned stockholder of the Company (as defined below) (the “Stockholder” and, together with Parent, Merger Sub I and Merger Sub II, the “Parties”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub I, Merger Sub II and The ExOne Company, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns and owns of record the shares of common stock, par value $0.01 per share, of the Company (the “Existing Shares”), as set forth on Exhibit A attached hereto; and

WHEREAS, as a material condition and inducement to Parent, Merger Sub I and Merger Sub II’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Covered Company Shares” means, with respect to the Stockholder, (a) any Existing Shares Beneficially Owned or owned of record by the Stockholder and (b) any Company securities of which the Stockholder has Beneficial Ownership or record ownership after the date hereof.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company securities, in cash or otherwise.

Section 1.2 Interpretations.

(a) Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b) Where a reference in this Agreement is made to a Section or Exhibit such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument, or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument, or statute as from time to time amended, modified, or supplemented, including, in the case of contracts or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner it means that the party is legally obligated to do so under this Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1 Agreement to Vote.

(a) The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the Company’s stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Company’s stockholders, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company’s stockholders is sought, including the Company Stockholder Approval:

(i) appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:

(1) in favor of the approval of the adoption of the Merger Agreement and the Mergers and any other action requested by Parent in furtherance thereof;

(2) in favor of any proposal to adjourn a meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement;

(3) against any Company Acquisition Proposal; and

(4) against any other proposal, action or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including (x) against any proposal, action or transaction that could reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied, or that could reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement and (y) any amendments to the Company Charter or Company Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing.

The Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Company Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (ii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.

ARTICLE III

OTHER COVENANTS

Section 3.1 Support. The Stockholder shall use its reasonable best efforts to provide assistance to Parent, Merger Sub I, Merger Sub II and the Company in connection with the Merger Agreement, including by supplying and providing complete and accurate information regarding the Stockholder to, and as reasonably requested by, Parent, Merger Sub I, Merger Sub II, the Company or any Governmental Entity or other Person in connection with the making of any filings to or with, or obtaining any consent of, any Governmental Entity with respect to the Merger Agreement or the Mergers.

Section 3.2 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Company securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.3 Lock-Up. The Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement in accordance with its terms, the Stockholder will not (a) Transfer any Covered Company Shares or (b) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or materially impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Company Acquisition Proposal, the Stockholder may (i) Transfer any or all of its Covered Company Shares (A) to any Affiliate of the Stockholder (B) by will or by operation of law upon the death of the Stockholder or Transfers to immediate family members, trusts for the benefit of the Stockholder or any immediate family members for estate planning purposes, or, (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, and (ii) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the Termination Date, Transfer Covered Company Shares to the Company in order to satisfy any required withholding taxes applicable upon the such vesting or exercise of such Company Equity Awards; provided, however, that in each case described in clauses (i)(A),(B) and (C) above, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Covered Company Shares or any interest in any of such Covered Company Shares is Transferred shall have executed and delivered to Parent, Merger Sub I and Merger Sub II a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. If any involuntary Transfer of any of the Covered Company Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Voting Period.

Section 3.4 Appraisal Rights. The Stockholder irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers, and the Stockholder hereby irrevocably and unconditionally waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.

Section 3.5 Disclosure. The Stockholder hereby authorizes Parent, Merger Sub I and Merger Sub II to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Covered Company Shares and the nature of its commitments, arrangements and understandings under this Agreement.

Section 3.6 Public Statements. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement or by this Agreement that is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:

Section 4.1 Authority Relative to this Agreement; No Violation.

(a) The Stockholder has full legal capacity to enter into, and to perform its covenants and agreements under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub I and Merger Sub II, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(b) No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement.

(c) The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which the Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of the Stockholder, or (ii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

Section 4.2 Ownership of Shares. The Stockholder Beneficially Owns and is the record owner of the Existing Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens, and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite the Stockholder’s name on Exhibit A constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement. As of the date hereof, the Stockholder does not Beneficially Own any shares of Parent Common Stock. Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Covered Company Shares, and has no agreement, arrangement or understanding with respect to any of the foregoing.

Section 4.3 Investigation; Litigation. (a) There is no investigation or review pending or, to the knowledge of the Stockholder, threatened by any Governmental Entity, (b) there are no actions, suits, claims, charges, litigation, arbitrations or proceedings pending or, to the knowledge of the Stockholder, threatened by or before any Governmental Entity against the Stockholder or any of its properties or assets and (c) there are no laws, executive orders, rulings, injunctions or other orders of any Governmental Entity outstanding binding on the Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

Section 4.4 Merger Agreement. The Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon, and Parent, Merger Sub I and Merger Sub II would not enter into the Merger Agreement without, the Stockholder’s execution and delivery of this Agreement.

Section 4.5 The Stockholders Have Adequate Information. The Stockholder is a sophisticated seller with respect to the Covered Company Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Covered Company Shares and has independently and without reliance upon Parent, Merger Sub I or Merger Sub II and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the Stockholder to Parent following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, or imposes any restrictions on the Stockholder’s right to receive the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), in each case, without the Stockholder’s prior written consent, (c) the Effective Time and (d) the mutual written consent of the Parties (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”). In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares.

Section 6.2 Amendment; Waiver. Subject to applicable Laws, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 6.3 Entire Agreement; Counterparts. This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.4 Governing Law; Venue; Waiver of Jury Trial; Specific Performance.

(a) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.

(b) Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.4(b), and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.4(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder hereby consents to service being made through the notice procedures set forth in Section 6.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.5 shall be effective service of process for any Action in connection with this Agreement or the Transactions.

(c) EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4c).

(d) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 6.5) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, Merger Sub I or Merger Sub II, to:

Desktop Metal, Inc.

63 Third Avenue

Burlington, MA 01803

Attention: Meg Broderick

E mail: meg.broderick@desktopmetal.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Daniel Hoffman and Jason Morelli

Email: Daniel.Hoffman@lw.com; Jason.Morelli@lw.com

if to the Stockholder, addressed to it at:

John F. Hartner

127 Industry Boulevard

North Huntingdon, PA 15642

E mail: John.Hartner@exone.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue

Suite 1800

Pittsburgh, PA 15222

E mail: hfrank@mcguirewoods.com;

  swestwood@mcguirewoods.com

  gregan@mcguirewoods.com

Attention:     Hannah T. Frank

            Scott E. Westwood

            Gary S. Regan

with a copy (which shall not constitute notice) to:

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

E mail: jbarnes@blankrome.com

    mvtrainor@blankrome.com

Attention:     James J. Barnes

            Masha Trainor

Section 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 6.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.9 No Third-Party Beneficiaries. Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.10 Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 6.11 Exhibit. The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.

Section 6.12 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

Section 6.13 Stockholder Capacity. The Stockholder is executing and entering into this Agreement solely in the Stockholder’s capacity as a Beneficial Owner and record owner of Covered Company Shares, and not in the Stockholder’s capacity as a director, officer, employee, agent or consultant of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in the capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first written above.

PARENT:

DESKTOP METAL, INC.

By:
Name:
Title:

MERGER SUB I:

TEXAS MERGER SUB I, INC.

By:
Name:
Title:

MERGER SUB II:

TEXAS MERGER SUB II, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

STOCKHOLDER:

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

EXHIBIT A

EXISTING SHARES

Stockholder	Number of Existing Shares